Exhibit 99.2

COMMUNITY HEALTH SYSTEMS COMPLETES DIVESTITURE OF

CLEVELAND, TENNESSEE, HOSPITAL TO HAMILTON HEALTH CARE SYSTEM

FRANKLIN, Tenn. (August 1, 2024) – Community Health Systems, Inc. (NYSE: CYH) announced today that certain subsidiaries of the Company have completed the sale of 351-bed Tennova Healthcare - Cleveland in Cleveland, Tennessee, and certain related businesses to Hamilton Health Care System, Inc. for $160 million. Additional cash consideration may be received contingent upon potential changes to certain supplemental reimbursement programs. The transaction is effective August 1, 2024.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company's affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 39 distinct markets across 15 states. CHS subsidiaries own or lease 70 affiliated hospitals with more than 11,000 beds and operate more than 1,000 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Media Contacts:
Community Health Systems
Tomi Galin, 615-628-6607
Executive Vice President, Corporate Communications, Marketing and Public Affairs

Investor Contacts:
Community Health Systems

Kevin Hammons, 615-465-7000
President and Chief Financial Officer

Anton Hie, 615-465-7012
Vice President – Investor Relations

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